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                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

This Agreement is made effective as of February 14, 2000, by and between James
E. Krohn ("Employee") and FOCUS AFFILIATES, INC., a Delaware corporation ("Employer" or the "Company")

                                    RECITALS

A. Employer desires to employ Employee as its Chief Financial Officer (CFO) and to be assured of his services as such on the terms and conditions hereinafter set forth.

B. Employee is willing to accept employment in the above-described capacity on such terms and conditions.

C. For all the reasons set forth above, and in consideration of the mutual covenants and promises of the parties, and intending to be legally bound hereby, Employer and Employee agree as follows:

                                    Section I

                                   Employment

         Employee shall perform the duties and responsibilities of CFO, reporting directly to the Chief Executive Officer and its Board of Directors ("Board"). Employee shall be entitled to report to, and confer with, members of the Board of Directors at any time, in the Employee's sole discretion. Such duties and responsibilities shall be reasonably related to Employee's position. (See attached initial Job Description). Employee shall not have the responsibility of Chief Accounting Officer as that position pertains to the regulatory filings for fiscal periods, or portions thereof, ended on or prior to December 31, 1999. Employee shall devote all of his business time, attention, knowledge and skills faithfully, diligently and to the best of his ability, in furtherance of the business and activities of the Company and may not, directly or indirectly, in any capacity, do any work for or on behalf of himself exclusively, or any other company, person or entity, irrespective of whether or not same is in a competing business. Employee is under Texas law considered employed at will. The principal place of performance by Employee of his duties hereunder shall be the Company's principal executive offices or such other place, as the Board shall determine, although Employee may be required to travel outside of the area where the Company's principal executive offices are located in connection with the business of the Company.

                                   Section II

                               Term of Employment

         The term of employment shall be one (1) year commencing as of the date hereof (the "Effective Date") (such period being referred to as the "Initial Term" and any year commencing on the Effective Date or any anniversary of the Effective Date being hereinafter referred to as an "Employment Year"). After the Initial Term, this Agreement shall be renewable automatically






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for successive one year periods (each such period being referred to as a
"Renewal Term"), unless, at least sixty (60) days prior to the expiration of the Initial Term or any Renewal Term, either the Employee or the Company give written notice that the employment will not be renewed. Notwithstanding the foregoing, the term of this Agreement shall automatically expire (a) upon the Employer's termination of Employee under Section VI, (b) upon the death or resignation of Employee, in which event Employee shall not be entitled to any compensation other than that earned through his date of death or his resignation, or (c) as provided in Section VI(d).

                                   Section III

                                  Compensation

         Employer shall pay employee an annual salary ("Salary") of $150,000, payable every other week (pro-rated, as applicable), or at such other times as may mutually be agreed upon between Employer and Employee. In addition, Employee shall be entitled to the following:

         (a) Employer shall grant Non-Qualified Stock Options to purchase 110,000 shares of common stock of the Company. The five-year options shall be granted with an exercise price of $3.00. Of these options, 10,000 will vest on the 91st day of employment. One-third of the remaining 100,000 options will vest on each of December 31, 2000, December 31, 2001 and December 31, 2002. Except as specifically provided in this agreement, all of the options will be subject to the same terms and conditions as Non-Qualified Stock Options under the Company's 1998 Stock Option Plan.

         (b) Subject to formal Board approval and at the sole discretion of the Board, Employee may, from time to time receive bonuses based on performance of the Employee and the earnings of the Employer. Said bonuses will be paid in either cash or stock options, at the Board's sole discretion.

         (c) It is the intention of the Board to institute an annual Bonus Plan for the benefit of Executive Management and other employees. This Plan is in the design and drafting stage at the date of this Agreement. Employee would be included under the Plan when implemented.


                                   Section IV

                                    Benefits

         (a) During the term of this Agreement, Employee shall have the right to receive or participate in all benefits and plans, which the Company may from time to time, institute during such period for its employees and for which Employee is eligible. In addition, Employee shall be afforded such other general benefits as are made available from time to time to the CEO or other senior members of management. Nothing paid to Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of salary or any other obligation payable to Employee pursuant to this Agreement.

         (b) During the term of this Agreement Employee shall be entitled to the number of paid holidays, personal days off and sick leave days in each calendar year as are determined by the Company from time to time. Employee shall be entitled to two (2) weeks of vacation per year. Such vacation shall be taken in Employee's discretion with the prior approval of Employer, and at such times as are not inconsistent with the reasonable business needs of the Company.




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      (c) Employee will be entitled to reasonable reimbursement for cost of maintaining his CPA status (including costs of licenses, membership in professional organizations, tuition and travel expenses related to continuing education and professional education programs). In addition, Employee is entitled to reimbursement of monthly membership dues in the Dallas Crescent Club (approx. $160/mo.) and the Columbian C.C. (approx. $425/mo.).

                                    Section V

                            Travel and Other Expenses

         Employer shall pay all travel and other expenses incident to the rendering of services reasonably incurred on behalf of the Company by Employee during the term of this Agreement. If Employee pays any such expenses in the first instance, Employer shall reimburse him therefor within a reasonable time of presentation of appropriate receipts for such expenses.

                                   Section VI

                                   Termination

         (a) Notwithstanding anything in this Agreement to the contrary, Employer shall have the right to discharge Employee for "cause," which is defined to include any of the following circumstances: (i) Employee shall be unable to perform his full duties pursuant to this Agreement to the satisfaction of Employer as a result of illness, disability, or other incapacity for an aggregate period of 90 days or more during any 12-month period during the term hereof; or (ii) Employer notifies Employee that he has failed to competently perform his reasonable duties assigned to him by Employer and Employee has not cured such violation within 15 days of such notice; or (iii) Employee shall commit a willful or intentional breach of his duties and obligations to Employer or engage in any materially dishonest conduct in connection with the performance of his duties under this Agreement; or (iv) Employee shall otherwise violate any material provision of this Agreement, and after notification by Employer, in writing, Employee has not cured such violation within 15 days of such notice; or
(v) Employee shall be adjudicated an incompetent; or (vi) Employee shall engage in criminal misconduct (including, without limitation, embezzlement and criminal fraud); or (vii) Employee shall be convicted of any felony; or (viii) Employee shall have breached any material warranty given under this Agreement and Employer shall have been materially damaged as a result of such breach. Upon discharge pursuant to this Section, Employer shall have no further obligation or duties to Employee other than payment of salary and reimbursement of expenses through the effective date of termination of Employee. Notwithstanding the foregoing, Employer shall have no right to terminate Employee for any reason relating to events occurring, or actions taken, by any employee of Employer for periods ending on or before December 31, 1999 or any actions taken after such date in respect to periods ending before such date.

         (b) In the event that Employee's employment is terminated with cause, then Employer shall have no further obligation or duties to Employee, other than for payment of amounts as provided under Section V and VI and shall be entitled to recover from Employee any costs or damages resulting from Employee's breach of this Agreement. In the event of termination without cause, after six months from the Effective Date, Employer shall continue to pay Employee, at the current Salary rate, and provide benefits, for a further period of twelve months following termination. In the event of such termination without cause, within six months from the Effective Date, Employer shall continue to pay Employee, at the current Salary rate, and





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provide benefits, for a further period of six months following termination. For purposes of this Section VI(b), Employee shall be deemed to have been terminated without cause if the Company relocates its Executive Headquarters to a county outside of Dallas county, Texas or its contiguous counties unless this provision is waived in writing by Employee.

         (c) Notwithstanding the discharge of Employee pursuant to Sections 6(a) and 6(b) above, Employee shall continue to be bound by the provisions of Sections VII and VIII of this Agreement.

         (d) In the event that there is a Change in Control (as hereinafter defined), (i) the Company shall notify Employee in writing of such event, (ii) all options granted to Employee shall become fully vested and exercisable, but any unexercised options shall automatically expire on the eleventh calendar day following such notice, and (iii) upon such notice, this Agreement will be terminated and the Employer and Employee shall have no further obligation or duties to each other, except as provided in Sections VII and VIII. In addition, should a Change of Control occur after six months from the Effective Date, Employer shall continue to pay Employee for a period of one (1) year after the Change of Control. Should a Change of Control occur within six months from the Effective Date, Employer shall continue to pay Employee for a period of six months after the Change of Control.

         (e) For purposes of this Agreement a "Change in Control" shall mean and be determined to have occurred if (A) any person ("Person") (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended) (the "Exchange Act") is or becomes the beneficial owner ("Beneficial Owner") (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing thirty five percent (35 %) or more of the combined voting power of the then outstanding securities of the Company; (B) during any period of two (2) years, a majority of the members of the Board is replaced by directors who were not nominated and approved by the Board; or (C) the Company is combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will occur or has occurred.


                                   Section VII

                       Non-Disclosure and Non-Competition

         (a) Employer and Employee acknowledge that the services to be performed by Employee under this Agreement are unique and extraordinary and, as a result of such employment, Employee will come unto possession of confidential information relating to the business and practices of the Company. The term "Confidential Information" shall mean any and all information (verbal and written) relating to the Company or any of its affiliates, or any of their respective activities, other than such information which can be shown by Employee to be in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain) other than as a result of a breach of the provisions of this Section, including, but limited to: trade secrets, research projects, personnel lists, financial information, services used, pricing, customers, customer lists and prospects, product sourcing, marketing and selling and servicing. Employee will not at any time, either during or after the term of this Agreement, divulge any Confidential Information to any other person, firm, or entity, nor use or permit the use of any said Confidential Information, other than pursuant to Employment on behalf of Employer hereunder. Without limiting the generality of the foregoing, upon the termination of Employment hereunder, for any reason, Employee shall forthwith deliver to Employer all documents and other material in his possession or under his control containing any Confidential Information and/or relating to the business of Employer.


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         (b) It is understood and agreed by Employee that all business relationships and goodwill now existing with respect to customers and suppliers of Employer, whether or not created or served by Employee hereunder, and all such relationships and goodwill which may hereafter become known to or be created or enhanced by Employee in the course of Employment hereunder, constitute valuable proprietary rights and interests of Employer, and are, and shall at all times remain, the sole property of, and shall inure to the sole benefit of Employer. Accordingly, Employee agrees that during the term of Employment and for a further period (i) corresponding to the period during which the Employee is paid pursuant to Section VI(b), up to a period of one (1) year from the date of termination of Employment, or (ii) of one (1) year following the termination of Employee for cause, Employee will not, as proprietor, partner, joint venturer, stockholder, director, officer, trustee, principal, agent, servant, employee consultant or in any other capacity whatever, directly or indirectly, solicit orders from, sell, or render services to any customer within the United States, its territories and possessions, with respect to any product or service competitive with any product or service sold or developed by Employer or any subsidiary or affiliated corporation at any time during Employment, nor shall Employee directly or indirectly aid or assist any other person, firm, or corporation to do any of the aforesaid acts.

         (c) During Employment and for a further period (x) corresponding to the period during which the Employee is paid pursuant to Section VI(b), up to a period of one (1) year from the date of termination of Employment, or (y) of one
(1) year following the termination of Employee for cause, Employee shall not, as a proprietor, partner, joint venturer, stockholder, director, officer, trustee, principal, agent, servant, employee, consultant or any other capacity whatever, directly or indirectly, (i) engage in, or be financially interested in any business operating within the United States, and any other country in which Employer conducts substantial business, which is competitive with any business which is conducted, or contemplated to be conducted (as evidenced in writing), by Employer as of the date of Employee's termination from employment, or (ii) solicit or induce any officer, salesman, or other employee of Employer or any subsidiary or affiliated corporation, for any employment in a line of business which is competitive with any business which is conducted, or contemplated to be conducted (as evidenced in writing), by Employer as of the date of Employee's termination from employment, nor shall Employee directly or indirectly aid or assist any other person, firm, or corporation to do any of the aforesaid acts.

         (d) The provisions of Section VII(b) and Section VII(c) above will be limited to a period of six months if the Employee's employment with Employer is less than one year.

         (e) Employee acknowledges that, as an executive of Employee, he will become familiar with the affairs, customers and other Confidential Information of Employer. Employee acknowledges that his compliance with the provisions of this Agreement and, in particular, this Section is necessary to protect the goodwill and other proprietary interests of Employer, that their enforcement will not significantly impair the ability of Employee to earn a livelihood and that, but for the covenants entered into hereunder, Employer would not enter into this Agreement with Employee. Employee acknowledges that his breach of any of the provisions of this Section will result in irreparable and continuing damage to the business of Employer for which there will be no adequate remedy at law and agrees that in the event of any such breach, Employer and its successors and assigns shall be entitled to injunctive relief and to such other and further relief as may be proper.



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         (f) The parties hereto hereby acknowledge that, in addition to any other remedies the Company may have under paragraph (e) of this Section, the Company shall have the right and remedy to require Employee to account for, and pay over to the Company, all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Employee as the result of any transactions constituting a breach of this Section VII or
Section VIII below, and Employee hereby agrees to account for and pay over such Benefits to the Company.

         (g) Each of the rights and remedies enumerated above shall be independent of the other and shall be severally enforceable. All such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         (h) If any provision contained in this agreement is construed to be invalid or unenforceable, the same shall not affect the remainder of the covenants, which shall be given full effect, without regard to the invalid portions. If any provision contained in this Section VII, or Section VIII below, is found to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court making such determination shall have the right to reduce the extent, duration, scope, or other provision, and in its reduced form any such restriction shall thereafter be enforceable as contemplated hereby.

                                  Section VIII

                           Discoveries and Inventions

         (a) Any discovery, invention, formula, process, improvement or idea ("Discovery" or "Discoveries"), whether or not patentable, relating to or useful in the business of Employer and wholly or partially conceived, made or learned by Employee during the period of Employment shall be the sole and exclusive property of Employer. Employee shall disclose any Discovery to Employer promptly and shall upon request, assist Employer in obtaining and assigning to it all rights, title and interest in any United States or foreign patent on any Discovery.

         (b) If any Discovery is described in a patent application or is disclosed to third parties, directly or indirectly, by Employee within one (1) year following termination of his employment with the Company, it is to be presumed that the Discovery was conceived or made during the period of Employee's employment by the Company.

         (c) Employee will not assert rights to any Discovery as having been made or acquired by him prior to the date of this Agreement, except for Discoveries, if any, disclosed to the Company in writing prior to the date hereof.

                                   Section IX

                                 Indemnification

         Employee agrees to indemnify and hold harmless Employer and its successors and assigns against any loss, cost, liability or expense incurred by any of them (including, without limitation, attorney's fees and costs of suit) by reason of breach or nonfulfillment by Employee of any provision of this Agreement




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                                    Section X

                                   Arbitration

         Any differences, claims, or matters in dispute arising between the parties out of this agreement or connected with this agreement shall be submitted by them to arbitration by the American Arbitration Association or its successor, and the determination of the American Arbitration Association or its successor shall be final and absolute. The arbitrator shall be governed by the rules and regulations of the American Arbitration Association or its successor, and the pertinent provisions of the laws of the State of Texas relating to arbitration. The decision of the arbitrator may be entered as a judgement in any court of the State of Texas or elsewhere.

                                   Section XI

                        Provisions of General Application

         (a) Employee warrants and represents that (i) he is in good health and not suffering from any impairment to his general well being, (ii) the execution of this Agreement and discharge of Employee's obligations hereunder does not and will not constitute a breach of or default under (A) any employment agreement or non-competition agreement to which Employee is a party, or (B) any other contract, agreement, or understanding between Employee and any other party or parties, and (iii) Employee has ideas, information and know-how relating to the type of business conducted by Employer, and Employee's disclosure of such ideas, information and know-how to Employer will not conflict with or violate the rights of any third party or parties.

         (b) This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement supersedes and is in lieu of any and all other employment arrangements between Employee and Employer.

         (c) Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been effectively given for all purposes (i) if delivered personally, upon delivery, or (ii) if mailed, upon deposit in the United States mail, registered or certified mail, postage prepaid, addressed to Employee's residence (as last known to Employer), in the case of Employee, or to the principal office of Employer, in the case of Employer. Either party may change the address at which such party is to receive notice by notice to the other party.

         (d) Any waiver, change, modification, extension or discharge in connection with this Agreement must be in writing and signed by the party to be bound thereby. The waiver by Employer of a breach by Employee of, or failure of Employee to comply with, any provision of this Agreement shall not be construed as, or constitute, a continuing waiver of, or a waiver of any breach of, or failure to comply with any provision of this Agreement.

         (e) Employer may sell, assign and transfer all or part of its rights under this Agreement to any affiliates of Employer or any purchaser of Employer or successor to the business or assets of Employer, provided, however, that such purchaser or successor assumes the obligations of Employer hereunder. This Agreement is personal to Employee, and Employee may not sell, assign, pledge or otherwise transfer any of these rights under this Agreement.

         (f) All provisions of this Agreement are intended to be interpreted and construed in a manner making such provisions valid, legal and enforceable. In the event any provision of this Agreement or portion thereof is found to be wholly or partially invalid, illegal or unenforceable in




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any judicial proceeding, such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, legal and enforceable. In the event such provision or portion thereof cannot be so modified or restricted, such provision or portion thereof shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the remainder of this Agreement shall not be affected or impaired in any manner.

         (g) Confidential Information shall constitute a "Trade Secret" as defined and subject to protection by Employer, under the Uniform Trade Secrets Act. This Agreement is entered into in the State of Texas and shall not be governed by and construed in accordance with the internal laws and decisions of the State of Texas.

         IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date first above written.


FOCUS AFFILIATES, INC.


By: /s/ Michael Hedge                  By: /s/ James E. Krohn
   ---------------------------             -------------------------------------
Michael Hedge, CEO                     James E. Krohn

     "Employer"                        "Employee"